Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-145640) on Form S-8 of Live Current Media Inc. of our report dated March 24, 2009 relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Live Current Media Inc. for the years ended December 31, 2008 and 2007.

Vancouver, Canada	/s/ Ernst & Young LLP
March 24, 2009	CHARTERED ACCOUNTANTS